                                                                     EXHIBIT 3.1


                         VALUEVISION INTERNATIONAL, INC.

                               ARTICLES OF MERGER


         Pursuant to Section 302A.621 of the Minnesota Business Corporation Act, the undersigned officer of ValueVision International, Inc., a Minnesota corporation (the "Surviving Corporation"), which is the owner of all of the issued and outstanding shares of common stock, $.01 par value per share, of VVM Name Change Subsidiary, Inc., a Minnesota corporation (the "Subsidiary Corporation"), which is the only outstanding class of capital stock of the Subsidiary Corporation, hereby executes and files these Articles of Merger:

         FIRST: The Plan of Merger providing for the merger of the Subsidiary Corporation into the Surviving Corporation, in the form of resolutions duly adopted by the Board of Directors of the Surviving Corporation on April 24, 2002, is attached hereto as Exhibit A.

         SECOND: The number of outstanding shares of each class and series of the Subsidiary Corporation and the number of shares of each class and series of the Subsidiary Corporation owned by the Surviving Corporation are as follows:


                                                                    Number of Shares Owned by
    Designation of Class &        Number of Outstanding Shares        Surviving Corporation
            Series

         Common Stock,                         100                              100
        $.01 par value


         THIRD: The Plan of Merger has been duly approved by the Surviving Corporation under Minnesota Statutes Section 302A.621.

         FOURTH: There are no shareholders of the Subsidiary Corporation other than the Surviving Corporation, and accordingly, there is no notice required to any other shareholder pursuant to Minnesota Statutes Section 302A.621, Subd. 2.

         FIFTH: Upon the effective time of the merger, pursuant to Minnesota Statutes Section 302A.621, Subd. 1, Article I of the Surviving Corporation's Restated Articles of Incorporation shall be amended in its entirety to read as follows:

            "The name of the corporation is ValueVision Media, Inc."

         SIXTH: The merger shall be effective at 12:01 a.m., Minneapolis, Minnesota time, on May 16, 2002.


Dated: May 16, 2002.


                                         VALUEVISION MEDIA, INC.


                                         By: /s/ Nathan E. Fagre
                                             -----------------------------------
                                             Nathan E. Fagre
                                             Senior Vice President, General
                                             Counsel and Secretary

                                                                       EXHIBIT A


                         VALUEVISION INTERNATIONAL, INC.

                               RESOLUTIONS OF THE
                               BOARD OF DIRECTORS

         WHEREAS, the Company owns all of the issued and outstanding capital stock of VVM Name Change Subsidiary, Inc., a Minnesota corporation (the "Subsidiary"), consisting of 100 shares of common stock, $.01 par value per share; and

         WHEREAS, the Company desires to effect the merger of the Subsidiary with and into the Company pursuant to Section 302A.621 of the Minnesota Business Corporation Act.

         NOW, THEREFORE, BE IT RESOLVED, that the Subsidiary be merged with and into the Company pursuant to Section 302A.621 of the Minnesota Business Corporation Act in accordance with the further resolutions set forth below (which resolutions shall constitute the Plan of Merger).

         RESOLVED FURTHER, that at the effective time of the merger, all of the outstanding shares of common stock of the Subsidiary, $.01 par value per share, shall be canceled, and no securities of the Company or any other corporation, or any money or other property, shall be issued to the Company in exchange therefor.

         RESOLVED FURTHER, that the merger shall be effective at 12:01 a.m., Minneapolis, Minnesota time, on May 16, 2002.

         RESOLVED FURTHER, that Nathan E. Fagre, Senior Vice President, General Counsel and Secretary of the Company, or any other officer of the Company, is hereby authorized and directed to execute, for and on behalf of the Company, Articles of Merger setting forth the Plan of Merger and such other information as required by law, and to cause those articles to be filed for record with the Secretary of State of the State of Minnesota in the manner required by law.

         RESOLVED FURTHER, that upon the effective time of the merger, pursuant to Section 302A.621, Subd. 1, of the Minnesota Business Corporation Act, by virtue of the filing of the Articles of Merger and without any further action by the Company, its Board of Directors, or its shareholders, Article I of the Company's Sixth Amended and Restated Articles of Incorporation shall be amended in its entirety to read as follows:

            "The name of the corporation is ValueVision Media, Inc."

         RESOLVED FURTHER, that the officers of the Company, and each of them, are hereby authorized, for and on behalf of the Company, to take such other action as those officers, or any of them, deem necessary or appropriate to carry out the purpose of the foregoing resolutions.